UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2017
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Definitive Material Agreement.
On October 20, 2017, Alimera Sciences, Inc. (the “Company”) entered into a Common Stock Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“HCW”). The Sales Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company may issue and sell through HCW, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) having an aggregate offering price of up to $25,000,000. The Company has no obligation to sell any Shares under the Sales Agreement. The issuance and sale, if any, of the Shares under the Sales Agreement is subject to the effectiveness of the Company’s Registration Statement on Form S-3, expected to be filed with the Securities and Exchange Commission on October 20, 2017 (the “Registration Statement”). The Company makes no assurances as to if or whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement.
Pursuant to the Sales Agreement, each time the Company wishes to issue and sell Shares under the Sales Agreement (each, a “Placement”), it will notify HCW containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).
Upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Sales Agreement, HCW will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.
Pursuant to the Sales Agreement, HCW may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended. The Sales Agreement provides that HCW will be entitled to compensation for its services in an amount up to 3.0% of gross proceeds from the sale of Placement Shares, and also provided HCW with customary indemnification rights, as more fully described in the Sales Agreement.
The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The Sales Agreement may be terminated by the Company or HCW at any time upon notice to the other party, or by HCW at any time in certain circumstances, including but not limited to the occurrence of a material adverse change affecting the Company.
The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Common Stock Sales Agreement by and between Alimera Sciences, Inc. and H.C. Wainwright & Co., LLC dated October 20, 2017.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: October 20, 2017	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Common Stock Sales Agreement by and between Alimera Sciences, Inc. and H.C. Wainwright & Co., LLC dated October 20, 2017.